Exhibits 19.10

19.11 Exhibit 15 (a)

Consent of Independent Registered Public Accounting Firm

To: The Supervisory Board of Koninklijke Philips N.V.

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-70215, No. 333-91287, No. 333-91289, No. 333-39204, No. 333-75542, No. 333-87852, No. 333-104104, No. 333-119375, No. 333-125280, No. 333-140784, No. 333-151797, No. 333-157477 , No. 333-165017, No. 333-172329, No. 333-179692 and No. 333-186849) and in the registration statement on Form F-3 (No. 333-179889) of Koninklijke Philips N.V. of our reports dated February 24, 2015 with respect to the consolidated balance sheets of Koninklijke Philips N.V. and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, cash flows and changes in equity for each of the years in the three-year period ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the December 31, 2014 Annual Report on Form 20-F of Koninklijke Philips N.V.

Our report dated February 24, 2015, on the effectiveness of internal control over financial reporting as of December 31, 2014, contains an explanatory paragraph that states that Koninklijke Philips N.V. acquired Lighting Saudi Arabia (PLSA), formerly known as General Lighting Company (GLC) ) during 2014 and management excluded from its assessment of the effectiveness of Koninklijke Philips N.V.’s internal control over financial reporting as of December 31, 2014, PLSA’s internal control over financial reporting associated with total assets of approximately 1.5% of consolidated total assets and sales of less than 1.0% of consolidated sales included in the consolidated financial statements of Koninklijke Philips N.V. and subsidiaries as of and for the year ended December 31, 2014. Our audit of internal control over financial reporting of Koninklijke Philips N.V. also excluded an evaluation of the internal control over financial reporting of PLSA.

Amsterdam, The Netherlands

February 24, 2015

/s/ KPMG Accountants N.V.

306      Annual Report 2014